Exhibit 3.6

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This First Amended and Restated Stockholders’ Agreement (the “Agreement”) is entered into as of April 30th, 2004 by and among Surgi-Vision, Inc., a Delaware corporation (“Company”), GE Capital Equity Investments, Inc., a Delaware corporation (“GE Investor”), Dara BioSciences, Inc., a Delaware corporation (“Dara”), Steve Gorlin, Nancy Taylor and The Johns Hopkins University (collectively, the “Major Investors”) and the other stockholders of the Company set forth on the signature pages of this Agreement (the “Other Stockholders”).

WHEREAS, the Company, the Major Investors and the Other Stockholders entered into a Stockholders’ Agreement dated as of January 18, 2000, as amended by the Amendment and Waiver to Stockholders’ Agreement among the Company, GE Investor, the Major Investors and the Other Stockholders dated as of September 30, 2002 (as amended, the “Prior Agreement”); and

WHEREAS, the Company, Dr. Jacque J. Sokolov and certain stockholders of the Company are parties to a Voting Agreement dated as of September 30, 2002 (the “Voting Agreement”) which subject to its becoming effective, among other things, could be interpreted to have terminated the Prior Agreement; and

WHEREAS, in connection with the Voting Agreement, the Company and certain of its stockholders approved an Amendment to the By-Laws of Surgi-Vision, Inc. dated as of September 30, 2002 (the “By-Laws Amendment”) which, among other things, amended Sections 5.2(a) and 5.3(a) of the Company’s By-Laws; and

WHEREAS, the effectiveness of the Voting Agreement and the By-Laws Amendment were subject to the execution and delivery of a Joinder to Voting Agreement (the “GE Joinder”) by GE Investor and it is not certain whether the GE Joinder was executed and delivered by GE Investor; and

WHEREAS, the Company and Dara have entered into that certain Stock Purchase Agreement dated March 15, 2004 (the “Purchase Agreement”), pursuant to which the Company has agreed to issue and sell, and Dara has agreed to purchase, on the terms and subject to the conditions set forth in the Purchase Agreement, shares of the Company’s Common Stock (the “Dara Shares”); and

WHEREAS, Company, GE Investor and General Electric Company, through its GE Medical Systems division, have entered into that certain Exchange and Termination Agreement, dated as of March 18, 2004 (the “Exchange Agreement”), pursuant to which, among other things, Company has agreed to repurchase from GE Investor, and GE Investor has agreed to resell to Company, on the terms and subject to the conditions set forth in the Exchange Agreement, all of the equity securities of Company held by GE Investor; and

WHEREAS, subject to the provisions of Section 2(a) of this Agreement, in order to induce Dara to enter into the Purchase Agreement and to purchase the Dara Shares, (i) the parties hereto have agreed that the Voting Agreement and the By-Laws Amendment shall be void ab initio and of no force or effect regardless of whether or not the GE Joinder was executed and delivered by GE Investor and, accordingly, that the Prior Agreement was not terminated by the Voting Agreement but remained in full force and effect until amended and restated as set forth herein and (ii) the Prior Agreement shall be amended and restated as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Definitions. The following terms have the meanings set forth below:

“Affiliate” means with respect to any Person, (i) any Person who directly or indirectly is in control of, is controlled by, or is under common control with, such Person and (ii) any Person who is a director or officer of such Person or of any Person described in clause (i) above.

“Agreement” has the meaning set forth in the recitals.

“Applicable Laws” includes, without limitation, all applicable laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice.

“Board” has the meaning set forth in Section 3.

“By-Laws Amendment” has the meaning set forth in the recitals.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” has the meaning set forth in the recitals.

“Dara” has the meaning set forth in the recitals.

“Dara Shares” has the meaning set forth in the recitals.

“Exchange Agreement” has the meaning set forth in the recitals.

“Fiscal Year” means the fiscal year of the Company.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“GE Investor” has the meaning set forth in the recitals.

“GE Joinder” has the meaning set forth in the recitals.

“Initial Public Offering” means the first underwritten public offering of the Common Stock for the account of the Company pursuant to a registration statement filed under the Securities Act.

“Initial Public Offering Date” means the date of the effectiveness of the registration statement with respect to the Initial Public Offering.

“Intellectual Property Rights” means (a) all inventions (whether patentable or unpatentable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and invention disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, software, specifications, customer and supplier lists and business and marketing plans and proposals) and (f) all computer software (including data and related documentation, source codes, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items).

“Major Investor” has the meaning set forth in the recitals.

“New Securities” means any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, or securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such entity, (ii) shares of Common Stock issued pursuant to the conversion or exercise of any convertible securities, options or warrants outstanding on the date of this Agreement, (iii) options granted to employees, officers, directors or consultants pursuant to, and shares of Common Stock issued or issuable pursuant to the exercise of options granted to employees, officers, directors or consultants pursuant to, plans approved by the Board, whether prior to, on or after the date of this Agreement, (iv) up to an aggregate of (1) 165,000 shares of Common Stock issued or issuable to Dr. Jacque J. Sokolov and/or his affiliate(s), including, without limitation, Phoenix Capital Management and (2) 1,021,543 shares of Common Stock issued or issuable to Dr. Ali Rezai and/or his affiliates, or (v) securities sold by the Company on the Initial Public Offering Date in connection with the Initial Public Offering.

“New Securities Notice” has the meaning set forth in Section 6.

“Other Stockholders” has the meaning set forth in the recitals.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

“Prior Agreement” has the meaning set forth in the recitals.

“Purchase Agreement” has the meaning set forth in the recitals.

“Scientific Founders” means Drs. Atalar, Halperin, Bottomley, Berger, McVeigh and Zerhouni.

“Securities Act” means the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2(b).

“Stockholders” means, collectively, Dara, the Major Investors, the Other Stockholders and any additional Stockholders that become parties to this Agreement pursuant to Section 8(h).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

“Voting Agreement” has the meaning set forth in the recitals.

2. General Provisions.

(a) Effectiveness; Amendment and Restatement of Prior Agreement.

(i) Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the consummation of the transactions contemplated by the Exchange Agreement, including, without limitation, the repurchase by Company of all of the equity securities of Company held by GE Investor.

(ii) Subject to Subsection 2(a)(i) above, by the execution and delivery of this Agreement, (1) the Company, GE Investor, Jacque J. Sokolov and a majority in interest of the stockholders of the Company who were parties to the Voting Agreement agree that the Voting Agreement and the By-Laws Amendment shall be void ab initio and of no force or effect regardless of whether or not the GE Joinder was executed and delivered by GE Investor and (2) the Company, GE Investor, the Major Investors and the Other Stockholders agree that the Prior Agreement shall be amended and restated as set forth herein.

(b) Shares Subject to this Agreement. The Stockholders expressly agree that the terms and restrictions of this Agreement shall apply to all shares of the capital stock of the Company which any of them now owns or hereafter acquires by any means, including, without limitation, by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (the “Shares”)

(c) No Partnership Relationship. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Stockholders and shall not make a Stockholder the agent or partner of any other Stockholder for any purpose.

(d) Termination. This Agreement shall terminate upon the first to occur of (i) the Initial Public Offering Date, or (ii) the dissolution or liquidation of the Company. This Agreement shall terminate with respect to any Stockholder when that Stockholder no longer holds any Shares.

3. Election and Removal of Directors. Each Stockholder shall vote all of its Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings):

(a) Number of Directors. To establish and maintain the number of persons constituting the Board of Directors of the Company (the “Board”) at seven (7).

(b) Nominations. To elect to the Board (i) so long as Dara owns at least 5,000,000 shares of Common Stock, four individuals designated by Dara, who shall initially be Steve Gorlin, David Hung, Richard A. Franco, and John C. Thomas, (ii) so long as The Johns Hopkins University owns at least 200,000 shares of Common Stock, one individual designated by The Johns Hopkins University, who shall initially be Dr. Lenox Baker, (iii) so long as the Scientific Founders own at least 500,000 shares of Common Stock in the aggregate, one individual designated by the holders of a majority of the Shares held by the Scientific Founders, who shall initially be Dr. Paul Bottomley (provided that in the event that The Johns Hopkins University is prohibited by its internal policies from designating a nominee, such holders shall designate two nominees), and (iv) one director unaffiliated with any Stockholder (provided that such director may himself or herself be a Stockholder), who shall initially be Kimble Jenkins.

(c) Removal; Vacancies. Each Stockholder shall take all action necessary to remove forthwith any director when (and only when) such removal is requested for any reason, with or without cause, by the person(s) entitled to designate such director for election. In the case of the death, resignation, inability to serve or removal as herein provided of a director, each Stockholder shall vote all shares of Stock owned by him to elect another person designated by the same person(s) that designated the deceased, resigning, disabled or removed director if, at the time such vacancy occurs, such person(s) shall have the right to have a person designated by him elected as a director pursuant to Section 3(b).

(d) Subsidiary Boards. For so long as Dara owns at least 5,000,000 shares of Common Stock, the identity of the directors of each Subsidiary of the Company shall be identical to the directors of the Company unless otherwise agreed to by the Company and Dara.

(e) Expenses of Directors. The Company agrees that, upon request, it will promptly reimburse all of the reasonable out-of-pocket expenses incurred by an non-employee director of the Company in attending meetings of the Board, provided, however, that as a condition to such reimbursement, the Company may require that the non-employee director provide the supporting documentation for the expenses to be reimbursed.

4. Dara’s Percentage Maintenance Right. Prior to the issuance by the Company of any New Securities, the Company will deliver to Dara a notice (the “New Securities Notice”) of such issuance stating the price and other terms and conditions thereof. Dara shall have the right to purchase such portion of the number of New Securities, at the price and on the terms upon which the New Securities are to be issued, such price to be paid in full in cash or by check at the time of issuance of such securities to Dara, equal to (1) the total number of New Securities set forth in the New Securities Notice multiplied by (2) the result obtained by dividing (A) the total number of Shares held by Dara prior to any issuance of such New Securities (calculated on a fully diluted basis) by (b) the total number of Shares held by all Stockholders prior to any issuance of such New Securities (calculated on a fully diluted basis). The rights set forth in this Section 4 shall be exercised by Dara, if at all, by written notice to the Company delivered not later than 15 business days after the receipt by Dara of the New Securities Notice in accordance with the terms and conditions stated therein, and such right shall expire at the end of the 15th business day after the day of the receipt by Dara of the New Securities Notice. The Company may thereafter sell any New Securities that Dara has not elected to purchase at a price equal to or higher than that set forth in the New Securities Notice and on other terms at least as favorable to the Company as those contained in the New Securities Notice. If the Company does not effectuate such sale within 90 days after the expiration of the 15 business day period, it must again comply with this Section 4 prior to effectuating any issuance of New Securities.

5. Participation in Sales. In the event that any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) desires to acquire all or substantially all of the capital stock of the Company, whether directly or indirectly, and (i) the Board approves such transaction and recommends it to the stockholders of the Company and (ii) a majority of the Stockholders approves such transaction, each Stockholder agrees to sell to such third party on the terms offered by such third party, a portion of the Shares owned by such Stockholder equal to the percentage of all the Shares to be acquired by such third party, and to execute all documents reasonably necessary to effectuate such sale.

6. Covenants of the Company.

(a) Books and Records. The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities in which proper entries reflecting all of their financial transactions are made in all material respects in accordance with GAAP. Additionally, the Company shall maintain its books and records and prepare its periodic statements of accounts in accordance with accounting practices and procedures established by the Company, which shall be in accordance with GAAP in all material respects. These practices and procedures shall provide that the Company shall (x) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (y) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed and access to assets is given only in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets and (3) recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) Financial and Business Information. For so long as Dara owns at least 1,000,000 shares of Common Stock:

(i) Monthly Information. The Company will deliver to Dara as soon as practicable after the end of each month, but in any event within 30 days thereafter, (1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and (2) unaudited consolidated statement of income of the Company and its Subsidiaries, for such month and for the portion of such year ending with such month.

(ii) Quarterly Information. The Company will deliver to Dara as soon as practicable after the end of each of the first three quarterly fiscal periods in each Fiscal Year of the Company, but in any event within 45 days thereafter (1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and (2) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the projected consolidated figures for such period and the actual consolidated figures for the comparable period of the prior Fiscal Year. Such statements shall be (A) prepared in all material respects in accordance with GAAP consistently applied, (B) in reasonable detail and (C) certified by the principal financial or accounting officer of the Company.

(iii) Annual Information. The Company will deliver to Dara as soon as practicable after the end of each Fiscal Year of the Company but in any event within 90 days thereafter (1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and (2) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year. Such statements shall be (A) prepared in all material respects in accordance with GAAP consistently applied, (B) in reasonable detail and (C) certified by the principal financial or accounting officer of the Company.

(c) Projections. The Company will deliver to Dara within 30 days prior to the beginning of each Fiscal Year (commencing with the 2005 Fiscal Year) (i) projected consolidated balance sheets of the Company and its Subsidiaries, if any, for such Fiscal Year, on a monthly basis, (ii) projected consolidated cash flow statements of the Company and its Subsidiaries, if any, including summary details of cash disbursements (including for Capital Expenditures), for such Fiscal Year, on a monthly basis and (iii) projected consolidated income statements of the Company and its Subsidiaries, if any, for such Fiscal Year, on a monthly basis; in each case, approved by the Board.

(d) Compliance with Law. The Company shall, and shall cause each of its Subsidiaries, plans and third party representatives to, comply with all Applicable Laws in all material respects.

(e) Maintenance of Existence and Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises, and (ii) at all times maintain, preserve and protect all of its patents, trademarks, trade names and all other material Intellectual Property Rights used in its business and preserve all the remainder of its material assets used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, replacements and improvements thereto consistent with industry practices.

(f) Access. For so long as Dara owns at least 1,000,000 shares of Common Stock, the Company shall permit representatives of Dara to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, at such reasonable times, upon reasonable notice and as often as Dara may reasonably request.

(g) Insurance. The Company shall and shall cause each Subsidiary of the Company to maintain insurance covering, as applicable to the Company, fire, theft, burglary, public liability, property damage, product liability, workers’ compensation, and insurance on all property and assets material to the operation of the business, all in amounts customary for the industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

7. Legend on Stock Certificates. Each certificate representing the Shares owned by the Stockholders, whether now outstanding or hereafter acquired during the term of this Agreement, shall be conspicuously endorsed with substantially the following legends:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED APRIL     , 2004, A COPY OF WHICH IS ON FILE AT THE OFFICE OF COMPANY AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST.”

Each Stockholder agrees to will deliver all certificates for Shares owned by such Stockholder to the Company for the purpose of affixing such legends to such certificates.

Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of any certificate representing the Stock and of a bond or other indemnity reasonably satisfactory to Company and upon reimbursement to Company of all reasonable expenses incident to such issuance, and upon surrender of such certificate, if mutilated, Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated, certificate.

8. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

If to Company to:	Surgi-Vision, Inc.
200 North Cobb Parkway
Suite 140
Marietta, Georgia 30062
Attention: John C. Thomas. Jr.
Fax: (770) 424-8236

If to a Stockholder to:	The address of such Stockholder as set forth in the records of the Company.

Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or 5 business days after the same shall have been deposited with the United States mail.

(b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified, amended or waived only by written agreement executed by the Company, Dara and by Stockholders other than Dara holding at least a majority of the Shares owned by all Stockholders other than Dara, provided that no modification, amendment, waiver or termination shall adversely affect the right of any Stockholder to designate director(s) hereunder without the prior written consent of such Stockholder.

(d) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each of the Company, the Stockholders and persons who become parties to this Agreement after the date of this Agreement and their respective heirs, legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(e) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal law of the State of Delaware, without giving effect to the conflict of laws principles thereof.

(f) Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. Furthermore, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

(g) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders’ Agreement on the date first above written.

SURGI-VISION, INC.

By:
Name:	JENKINS
Title:	CH./CEO

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

DARA BIOSCIENCES, INC.

By:
Name:
Title:

Jacque J. Sokolov

[Signature pages for other Stockholders are set forth on the following pages]

IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders’ Agreement on the date first above written.

SURGI-VISION, INC.

By:
Name:
Title:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:	LORRAINE HLIBOKI
Title:	Senior Vice President

DARA BIOSCIENCES, INC.

By:
Name:
Title:

Jacque J. Sokolov

[Signature pages for other Stockholders are set forth on the following pages]

IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders’ Agreement on the date first above written.

SURGI-VISION, INC.

By:
Name:
Title:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

DARA BIOSCIENCES, INC.

By:
Name:	STEVE GORLIN
Title:	CHAIRMAN OF THE BOARD

Jacque J. Sokolov

[Signature pages for other Stockholders are set forth on the following pages]

IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders’ Agreement on the date first above written.

SURGI-VISION, INC.

By:
Name:
Title:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

DARA BIOSCIENCES, INC.

By:
Name:
Title:

Jacque J. Sokolov

[Signature pages for other Stockholders are set forth on the following pages]

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	STEVE GORLIN

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	Deborah Gorlin

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	Jassett S. Gorlin

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	LENOX D. BAKER, JR.
For: Johns Hopkins University

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	MARC J. GORLIN, TRUSTEE

COUNTERPART SIGNATURE PAGE

OF STOCKHOLDER TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Stockholder

Print Name:	Nancy E. Taylor

COUNTERPART SIGNATURE PAGE TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature

Print Name:	PAUL A. BOTTOMLEY

COUNTERPART SIGNATURE PAGE TO

FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature

Print Name:	JOHN THOMAS

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

This Amendment No. 1 to First Amended and Restated Stockholders’ Agreement (this “Amendment”) is made effective as of February 17, 2006, by and among Surgi-Vision, Inc., a Delaware corporation (the “Company”), Dara BioSciences, Inc., a Delaware corporation (“Dara”), and the other Stockholders of the Company set forth on the signature pages of this Agreement (the “Additional Stockholders”).

WHEREAS, the Company, Dara and the Additional Stockholders, among others, entered into that certain First Amended and Restated Stockholders’ Agreement dated as of April 30, 2004 (the “Stockholders’ Agreement”);

WHEREAS, the Company, Dara and the Additional Stockholders desire to amend the Stockholders’ Agreement in the manner set forth below; and

WHEREAS, the Additional Stockholders hold at least a majority of the Shares owned by all Stockholders other than Dara;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Stockholders’ Agreement.

2. Amendment of Section 1. The Stockholders’ Agreement is hereby amended by adding the following new definitions to Section 1:

“Convertible Note” means that certain Multiple Advance Secured Convertible Promissory Note dated as of December 30, 2005, made by the Company and payable to Lender.

“Lender” means Advanced Bionics Corporation, a Delaware corporation.

3. Amendment of Section 3(b). The Stockholders’ Agreement is hereby amended by deleting Section 3(b) in its entirety and substituting the following in its place:

(b) Nominations. To elect to the Board (i) so long as (A) the Convertible Note is outstanding or (B) Lender elects to convert at least $1,000,000 of the then outstanding principal balance of the Convertible Note into shares of Common Stock and Lender continues to own at least that number of shares of Common Stock resulting from such conversion (the “Lender Designation Period”), one individual designated by Lender who is acceptable to the Company (which acceptance shall not be unreasonably withheld), (ii) so long as Dara owns at least 1,000,000 shares of Common Stock, three individuals designated by Dara, two of whom shall initially be Steve Gorlin and John C. Thomas (provided that upon the end of the Lender Designation Period, Dara shall designate four nominees), (iii) so long as The Johns Hopkins

University owns at least 200,000 shares of Common Stock, one individual designated by The Johns Hopkins University, who shall initially be Dr. Lenox Baker, (iv) so long as the Scientific Founders own at least 500,000 shares of Common Stock in the aggregate, one individual designated by the holders of a majority of the Shares held by the Scientific Founders, who shall initially be Dr. Paul Bottomley (provided that in the event The Johns Hopkins University is prohibited by its internal policies from designating a nominee, such holders shall designate two nominees), and (v) one independent director unaffiliated with any Stockholder (provided that such nominee may himself or herself be a stockholder of the Company), who shall initially be Kimble L. Jenkins.

4. Ratification and Confirmation. The terms and provisions of the Stockholders’ Agreement, as amended and modified by the terms of this Amendment, are hereby ratified and confirmed in all respects.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 1 to First Amended and Restated Stockholders’ Agreement as of the date first above written.

SURGI-VISION, INC.

By:
Name:	KIMBLE JENKINS
Title:	CEO

DARA BIOSCIENCES, INC.

By:
Name:
Title:

[Signature pages for Additional Stockholders are set forth on the following pages]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 1 to First Amended and Restated Stockholders’ Agreement as of the date first above written.

SURGI-VISION, INC.

By:
Name:
Title:

DARA BIOSCIENCES, INC.

By:
Name:	JOHN C. THOMAS
Title:	CHIEF FINANCIAL OFFICER

[Signature pages for Additional Stockholders are set forth on the following pages]

COUNTERPART SIGNATURE PAGE

OF ADDITIONAL STOCKHOLDER TO

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Additional Stockholder

Print Name:	Steve Gorlin

COUNTERPART SIGNATURE PAGE

OF ADDITIONAL STOCKHOLDER TO

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Additional Stockholder

Print Name:	Marc J. Gorlin

COUNTERPART SIGNATURE PAGE

OF ADDITIONAL STOCKHOLDER TO

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

OF SURGI-VISION, INC.

Signature of Additional Stockholder

Print Name:	Ali Rezai
ALI REZAI for Neuromodulation Specialists, LLC